UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     Debt Offering

     On May 28, 2013, Meritor, Inc. (the “Company”) announced that it intended, subject to market and other conditions, to offer $250 million aggregate principal amount of its senior unsecured notes in an underwritten public offering. On May 28, 2013, the Company priced an offering of $275 million of its 6-3/4% notes due 2021 (the “Securities”).

     The Company intends to use the net proceeds from the offering to repurchase any and all of its 8-1/8% notes due 2015 (the “2015 Notes”) in its previously announced cash tender offer and consent solicitation (the “Offer and Consent Solicitation”) and for general corporate purposes.

     Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC are acting as joint book-running managers for the offering. Copies of the Company’s press releases, each dated May 28, 2013, are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

     In connection with the debt offering, on May 28, 2013, the Company and the Guarantors (as defined below) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the offer and sale of the Securities. The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions, in each case, that are customary in agreements of this type.

     Certain of the Underwriters are acting as dealer managers for the Company’s pending offer to purchase any and all of its 8-1/8% notes due 2015. Certain of the Underwriters or their affiliates are holders of the Company’s 8-1/8% notes due 2015 that are subject to such pending offer to purchase. In addition, certain of the Underwriters or their affiliates are lenders and/or agents under other of the Company’s indebtedness. From time to time in the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged in and may in the future engage in commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.

     The Securities are being offered and sold by the Company pursuant to its Registration Statement on Form S-3 (Registration Statement No. 333-179405) filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 7, 2012, as amended on November 16, 2012 and November 21, 2012 and declared effective by the SEC on November 29, 2012 (the “Registration Statement”), as supplemented by the preliminary prospectus supplement filed with the SEC on May 28, 2013 (the “Preliminary Prospectus Supplement”).

     The Securities are expected to be issued on May 31, 2013 pursuant to an indenture, dated as of April 1, 1998 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of July 7, 2000, the Second Supplemental Indenture dated as of July 6, 2004, the Third Supplemental Indenture dated as of June 23, 2006, the Fourth Supplemental Indenture dated as of March 3, 2010, the Fifth Supplemental Indenture dated as of May 23, 2013 (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture to be entered into (the “Sixth Supplemental Indenture”) (collectively, the “Supplemental Indentures” and, together with the Original Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee (the “Trustee”). The Company will enter into the Sixth Supplemental Indenture in connection with the issuance and sale of the Securities. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default. The Sixth Supplemental Indenture will contain a covenant that requires the Company to satisfy certain conditions in order to make certain restricted payments to holders of certain of its equity interests, including the Company’s common stock, in respect of such equity interests.

     The Securities will mature on June 15, 2021 and bear interest at a fixed rate of 6-3/4% per annum. The Company will pay interest on the Securities from May 31, 2013 semi-annually, in arrears, on June 15 and December 15 of each year, beginning December 15, 2013. The Securities will constitute senior unsecured obligations of the Company and will rank equally in right of payment with its existing and future senior unsecured indebtedness, and effectively junior to its existing and future secured indebtedness to the extent of the security therefor.

     The Securities will provide that, prior to June 15, 2016, the Company may redeem, at its option, from time to time, the Securities, in whole or in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed, plus (ii) the applicable premium as of the redemption date on the Securities to be redeemed, plus (iii) accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date) on the Securities to be redeemed. For purposes of such calculation, the “applicable premium” means, with respect to a Security at any redemption date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such redemption date of (1) 105.063% of the principal amount of such Security plus (2) all remaining required interest payments due on such Security through June 15, 2016 (excluding accrued and unpaid interest, if any, to the redemption date), computed using a discount rate equal to the treasury rate plus 50 basis points, over (B) 100% of the principal amount of such Security.

     The Securities will provide that, on or after June 15, 2016, the Company may redeem, at its option, from time to time, the Securities, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date) on the Securities to be redeemed, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Redemption Price
2016	105.063%
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

     The Securities will provide that, prior to June 15, 2016, the Company may redeem, at its option, from time to time, up to 35% of the aggregate principal amount of the Securities to be issued on May 31, 2013 with the net cash proceeds of one or more public sales of the Company’s common stock at a redemption price equal to 106.75% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date) on the Securities to be redeemed so long as at least 65% of the aggregate principal amount of Securities originally issued on May 31, 2013 remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of any such sale of common stock.

     If a Change of Control (to be defined in the Sixth Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Securities, each holder of Securities may require the Company to repurchase some or all of such holder’s Securities at a purchase price equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the payment date (subject to the right of holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the payment date) on the Securities to be repurchased.

     The Securities will be guaranteed on a senior unsecured basis by each of the Company’s subsidiaries from time to time guaranteeing its senior secured credit facility, as it may be amended, extended, replaced or refinanced, or any subsequent credit facility (other than one subsidiary that currently has minimal assets, which the Company plans to dissolve after obtaining all required approvals) (collectively, the “Guarantors”). The guarantees will remain in effect until the earlier to occur of payment in full of the Securities or termination or release of the applicable corresponding guarantee under the Company’s senior secured credit facility, as it may be amended, extended, replaced or refinanced, or any subsequent credit facility. The guarantees will rank equally with existing and future senior unsecured indebtedness of the Guarantors and will be effectively subordinated to all of the existing and future secured indebtedness of the Guarantors, to the extent of the value of the assets securing such indebtedness.

     The issuance and sale of the Securities is expected to close on May 31, 2013. The net proceeds to the Company from the sale of the Securities, after deducting Underwriters’ discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $269 million.

     The above description of certain terms and conditions of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1 and is incorporated by reference herein.

     Fifth Supplemental Indenture

     On May 23, 2013, the Company and the Trustee executed the Fifth Supplemental Indenture to effect proposed amendments (the “Proposed Amendments”) to the Indenture solely with respect to the 2015 Notes. The Company had previously announced that holders of a majority of the outstanding principal amount of 2015 Notes had tendered their 2015 Notes and delivered their consents to the Proposed Amendments pursuant to the Offer and Consent Solicitation.

     The Proposed Amendments would, among other things, delete the following sections or clauses from the Indenture and all references thereto in their entirety solely with respect to the 2015 Notes:

  Section 5.01(d), which provides that the entry of a decree or order for relief by a court in respect of the Company in an involuntary case under bankruptcy, insolvency or other similar law constitutes an event of default;

  Section 5.01(e), which provides that the commencement by the Company of a voluntary case under bankruptcy, insolvency or other similar law constitutes an event of default;

  Article Eight, which restricts the Company’s ability to engage in mergers, consolidations and dispositions of assets;

  Section 10.05, which limits the Company’s and any restricted subsidiary’s ability, subject to certain exceptions, to incur secured debt; and

  Section 10.06, which limits the Company’s and any restricted subsidiary’s ability, subject to certain exceptions, to enter into sale and lease-back transactions.

     The Fifth Supplemental Indenture will effect the Proposed Amendments solely with respect to the 2015 Notes. The 2015 Notes will also be deemed to be amended to delete all provisions inconsistent with the Indenture, as supplemented by the Fifth Supplemental Indenture.

     The Fifth Supplemental Indenture became effective when executed by the Company and the Trustee. However, the Fifth Supplemental Indenture will become operative only upon the Company’s acceptance for purchase, pursuant to the Offer and Consent Solicitation, of at least a majority of the aggregate outstanding principal amount of the 2015 Notes. If such purchase does not occur, whether because the Offer and Consent Solicitation is terminated by the Company or for any other reason, the Proposed Amendments to be effected by the Fifth Supplemental Indenture will not be operative, and the Indenture and the 2015 Notes will remain in their current form.

     The above description of certain terms and conditions of the Fifth Supplemental Indenture are qualified by reference to the full text of the Fifth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4 and is incorporated herein by reference. The above description of certain terms and conditions of the Original Indenture is qualified by reference to the full text of the Original Indenture, a copy of which was filed as Exhibit 4 to the Registration Statement on Form S-3 (Registration No. 333-49777) of a predecessor of the Company, Meritor Automotive Inc., and is incorporated herein by reference.

Item 8.01 Other Events

     In connection with the debt offering described under the heading “Debt Offering” in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, the Company disclosed the following in its Preliminary Prospectus Supplement under the heading “Summary—Recent Developments”:

     “As a result of performing ongoing product conformance testing in the ordinary course of business, we recently identified a potential non-safety-related, product performance issue which we are in the process of investigating. Although we are in the early stages of testing and have no definitive basis to determine what our exposure will ultimately be, it is probable that the company has a liability in the range of $12 million to $20 million. If our liability was determined to be at the high end of this range, it could have a material adverse effect on our results of operations. We are also investigating potential options for reimbursement from suppliers with respect to the issue, although we cannot assure you that we would be able to achieve any level of reimbursement for the issue.”

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

1

Underwriting Agreement, dated May 28, 2013, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $275 million aggregate principal amount of the Company’s 6-3/4% notes due 2021.

4

Fifth Supplemental Indenture, dated as of May 23, 2013, to the Indenture, dated as of April 1, 1998, between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee.

99.1	Press release of Meritor, Inc., dated May 28, 2013.

99.2	Press release of Meritor, Inc., dated May 28, 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC. (Registrant)

Date: May 28, 2013	By	/s/ Vernon G. Baker, II
Name: Vernon G. Baker, II
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
1	Underwriting Agreement, dated May 28, 2013, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $275 million aggregate principal amount of the Company’s 6-3/4% Notes due 2021.

4

Fifth Supplemental Indenture, dated as of May 23, 2013, to the Indenture, dated as of April 1, 1998, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee.

99.1	Press release of Meritor, Inc., dated May 28, 2013.

99.2	Press release of Meritor, Inc., dated May 28, 2013.